                                                                     EXHIBIT 4.9

                   THIRD AMENDMENT TO 364-DAY CREDIT AGREEMENT

     THIS AMENDMENT (herein so called) is entered into as of April 24, 2003, among FMC TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), the Lenders (as defined in the Credit Agreement) party to the Credit Agreement (hereinafter defined) that continue as Lenders after giving effect to this Amendment, the Persons that become Lenders pursuant to this Amendment and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement) for the Lenders.

     Borrower, the Lenders and the Administrative Agent are party to the 364-Day Credit Agreement dated as of April 26, 2001, as amended by that certain First Amendment to 364-Day Credit Agreement dated as of May 30, 2001 and that certain Second Amendment to 364-Day Credit Agreement dated as of April 25, 2002 (as amended, the "Credit Agreement"), and have agreed, upon the following terms and conditions, to further amend the Credit Agreement in certain respects. Accordingly, for valuable and acknowledged consideration, Borrower, the Lenders and the Administrative Agent agree as follows:

     1. Terms and References. Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to "Sections," "Articles" and "Exhibits" are to the Credit Agreement's sections, articles and exhibits.

     2. Amendments. The Credit Agreement is amended as follows:

          (a) Section 1.01 is amended to delete the definition of "Applicable Rate" in its entirety and substitute the following definition in lieu thereof:

               "Applicable Rate means the following percentages per annum, based upon the Debt Rating:

--------------------------------------------------------------------------------
                                 Applicable Rate
--------------------------------------------------------------------------------
                Debt Ratings
Pricing Level   S&P/Moody's    Facility Fee   Eurodollar Rate   Utilization Fee
--------------------------------------------------------------------------------
      1         **BBB+/Baa1        .125%             .500%            .125%
--------------------------------------------------------------------------------
      2            BBB/Baa2        .150%             .725%            .125%
--------------------------------------------------------------------------------
      3           BBB-/Baa3        .175%             .825%            .125%
--------------------------------------------------------------------------------
      4            *BB+/Ba1        .250%            1.000%            .125%
--------------------------------------------------------------------------------

** means greater than or equal to
*  means less than or equal to

          Debt Rating means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 4 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the average Debt Rating (or the higher of two intermediate Debt Ratings) shall apply. If neither of the foregoing rating agencies issues a Debt Rating, Pricing Level 4 shall apply.

                                    Third Amendment to Credit Agreement - Page 1

          Each change in the Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change."

          (b) Section 1.01 is further amended to delete the definition of "Maturity Date" in its entirety and substitute the following definition in lieu thereof:

               "Maturity Date means (a) subject to extension pursuant to
          Section 2.03, April 22, 2004 or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof; provided that, if the Loans are converted to a term loan pursuant to Section 2.03(d), from and after such conversion, "Maturity Date" shall mean the first anniversary of the date on which such conversion occurs."

          (c) Article V is amended to add the following new Section 5.12:

               5.12 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation
          Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

          (d) Section 6.01 is amended by deleting Sections 6.01(i) and (j) and substituting the following Sections 6.01(i), (j), and (k) in lieu thereof:

               (i) as soon as practicable after a Principal Officer of the Borrower obtains knowledge of the commencement of an action, suit or proceeding against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit or proceeding;

               (j) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

                                    Third Amendment to Credit Agreement - Page 2

               (k) from time to time such additional information regarding the business, properties, financial position, results of operations, or prospects of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may reasonably request.

          (e) Section 10.08 is amended to add the following sentence at the end thereof:

               Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure other than information or materials for which nondisclosure is reasonably necessary in order to comply with applicable securities laws; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

          (f) Schedule 2.01 is entirely amended in the form of, and all references in the Credit Agreement to Schedule 2.01 are changed to, Amended
     Schedule 2.01 attached hereto. Each Person named on Amended Schedule 2.01 that was not a party to the Credit Agreement prior to this Amendment hereby becomes a Lender and agrees to perform and be bound by the terms and provisions of the Credit Agreement, as amended hereby, and the other Loan Documents that are applicable to a Lender.

     3. Conditions Precedent to Effectiveness. This Amendment shall not be effective until the Administrative Agent receives (a) counterparts of this Amendment executed by Borrower, the Lenders and the Administrative Agent, (b) such evidence as the Administrative Agent may reasonably request to verify that Borrower is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, (c) a certificate signed by a Principal Officer of Borrower (i) certifying that there has been no event or circumstance since December 31, 2002, which has had or could reasonably be expected to have a Material Adverse Effect, (ii) showing the Debt Ratings of Borrower on the date hereof, and (iii) stating that no amendments have been made to the certificate of incorporation or bylaws of Borrower since April 30, 2001 or, if any such amendments have been made, attaching true and correct copies of the certificate of incorporation or bylaws of Borrower, as so amended, (d) a certificate signed by a Principal Officer of Borrower certifying as to the incumbency of the Principal Officer of Borrower executing this Amendment, and attaching true and correct copies of resolutions adopted by the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and verifying the authority and capacity of such Principal Officer to execute this Amendment, (e) an opinion of James Marvin, Associate General Counsel and Assistant Secretary of Borrower, substantially in the form of Exhibit A attached hereto, (f) an opinion of Mayer, Brown, Rowe & Maw, special New York counsel to Borrower, substantially in the form of Exhibit B attached hereto, (g) upon request of any Lender made through the Administrative Agent, a Note executed by Borrower and payable to such Lender in a principal amount equal to such Lender's Commitment (after giving effect to this Amendment), which Note shall be in substitution and replacement of any Note previously executed by Borrower and payable to such Lender pursuant to the

                                    Third Amendment to Credit Agreement - Page 3

Credit Agreement, and (h) such other documents, instruments and certificates as the Administrative Agent may reasonably request.

     4. Representations. Borrower represents and warrants to the Lenders that as of the date of this Amendment, (a) the representations and warranties contained in Article V are true and correct in all material respects except to the extent that such representations and warranties refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and
(b) no Default or Event of Default has occurred and is continuing.

     5. Effect of Amendment. This Amendment is a Loan Document. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                                    Third Amendment to Credit Agreement - Page 4

     EXECUTED as of the date first stated above.

                                        FMC TECHNOLOGIES, INC.


                                        By: /s/ Joseph J. Meyer
                                            ------------------------------------
                                            Name: Joseph J. Meyer
                                            Title: Director, Treasury Operations


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By: /s/ Renita M. Cummings
                                            ------------------------------------
                                            Name: Renita M. Cummings
                                            Title: Agency Management Officer


                                        BANK OF AMERICA, N.A., as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        BANK OF AMERICA, N.A., as a Lender


                                        By: /s/ Ronald E. McKaig
                                            ------------------------------------
                                            Name: Ronald E. McKaig
                                            Title: Managing Director

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        THE ROYAL BANK OF SCOTLAND PLC,
                                        as a Lender


                                        By: /s/ Jayne Seaford
                                            ------------------------------------
                                            Name: Jayne Seaford
                                            Title: Senior Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        WESTLB AG (formerly known as
                                        Westdeutsche Landesbank Girozentrale),
                                        NEW YORK BRANCH, as a Lender


                                        By: /s/ Duncan M. Robertson
                                            ------------------------------------
                                            Name: Duncan M. Robertson
                                            Title: Director


                                        By: /s/ Salvatore Battinelli
                                            ------------------------------------
                                            Name: Salvatore Battinelli
                                            Title: Managing Director
                                                   Credit Department

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        DANSKE BANK, as a Lender


                                        By: /s/ Peter L. Hargraves
                                            ------------------------------------
                                            Name: Peter L. Hargraves
                                            Title: Vice President


                                        By: /s/ John A. O'Neill
                                            ------------------------------------
                                            Name: John A. O'Neill
                                            Title: Assistant General Manager

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        WACHOVIA BANK, N.A., as a Lender


                                        By: /s/ Sarah T. Warren
                                            ------------------------------------
                                            Name: Sarah T. Warren
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        WELLS FARGO BANK TEXAS, NATIONAL
                                        ASSOCIATION, as a Lender


                                        By: /s/ Eric R. Hollingsworth
                                            ------------------------------------
                                            Name: Eric R. Hollingsworth
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        COOPERATIVE CENTRALE RAIFFEINSEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND" NEW YORK BRANCH, as a Lender


                                        By: /s/ Ivan Rodriguez
                                            ------------------------------------
                                            Name: Ivan Rodriguez
                                            Title: Vice President


                                        By: /s/ Barbara A. Hyland
                                            ------------------------------------
                                            Name: Barbara A. Hyland
                                            Title: Managing Director

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        DEN NORSKE BANK ASA, as a Lender


                                        By: /s/ Nils Fykse
                                            ------------------------------------
                                            Name: Nils Fykse
                                            Title: Senior Vice President


                                        By: /s/ Stig Kristiansen
                                            ------------------------------------
                                            Name: Stig Kristiansen
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        MIZUHO CORPORATE BANK LTD., as a Lender


                                        By: /s/ Bertram Tang
                                            ------------------------------------
                                            Name: Bertram Tang
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        NATIONAL CITY BANK,
                                        as a Lender


                                        By: /s/ Dale F. Klose
                                            ------------------------------------
                                            Name: Dale F. Klose
                                            Title: Senior Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        THE BANK OF NEW YORK, as a Lender


                                        By: /s/ Mark O'Connor
                                            ------------------------------------
                                            Name: Mark O'Connor
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        THE NORTHERN TRUST COMPANY, as a Lender


                                        By: /s/ Eric Dybing
                                            ------------------------------------
                                            Name: Eric Dybing
                                            Title: Second Vice President
                                                   The Northern Trust Company

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        BANCA NAZIONALE DEL LAVORA SPA,
                                        as a Lender New York Branch


                                        By: /s/ Frederic W. Hall
                                            ------------------------------------
                                            Name: Frederic W. Hall
                                            Title: Vice President


                                            /s/ Leonardo Valentini
                                            ------------------------------------
                                            Leonardo Valentini
                                            First Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

     EXECUTED as of the date first stated above.

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Lender


                                        By: /s/ R. Michael Newton
                                            ------------------------------------
                                            Name: R. Michael Newton
                                            Title: Vice President

 Signature Page to Third Amendment to FMC Technologies 364-Day Credit Agreement

                              AMENDED SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

-------------------------------------------------------------------------------
                    Lender                         Commitment    Pro Rata Share
-------------------------------------------------------------------------------
Bank of America, N.A.                             $ 15,000,000    10.000000000%
-------------------------------------------------------------------------------
The Royal Bank of Scotland plc                    $ 16,250,000    10.833333333%
-------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale, New York
   Branch                                         $ 16,250,000    10.833333333%
-------------------------------------------------------------------------------
Danske Bank                                       $ 12,500,000     8.333333333%
-------------------------------------------------------------------------------
Wachovia Bank, N.A.                               $ 12,500,000     8.333333333%
-------------------------------------------------------------------------------
Wells Fargo Bank Texas, National Association      $ 12,500,000     8.333333333%
-------------------------------------------------------------------------------
Cooperatieve Centrale Raiffeisen-Boerenleenbank
   B.A., "Rabobank Nederland" New York Branch     $ 11,875,000     7.916666667%
-------------------------------------------------------------------------------
Den norske Bank ASA                               $ 10,750,000     7.166666667%
-------------------------------------------------------------------------------
Mizuho Corporate Bank Ltd.                        $ 10,000,000     6.666666667%
-------------------------------------------------------------------------------
National City Bank                                $  9,687,500     6.458333333%
-------------------------------------------------------------------------------
The Bank of New York                              $  7,500,000     5.000000000%
-------------------------------------------------------------------------------
The Northern Trust Company                        $  6,750,000     4.500000000%
-------------------------------------------------------------------------------
Banca Nazionale del Lavoro Spa                    $  4,687,500     3.125000000%
-------------------------------------------------------------------------------
U.S. Bank National Association                    $  3,750,000     2.500000000%
-------------------------------------------------------------------------------
Total                                             $150,000,000   100.000000000%
-------------------------------------------------------------------------------

                                       1                           Schedule 2.01

                                    EXHIBIT A

                         FORM OF OPINION OF JAMES MARVIN

                                                                          , 2003
                                                                ----------
To Bank of America, N.A., as Administrative Agent, and each of the Lenders party to the Credit Agreement referred to below

Re: FMC Technologies, Inc.

Ladies and Gentlemen:

     I am the Associate General Counsel and Assistant Secretary of, and have acted as counsel to, FMC Technologies, Inc. (the "Borrower") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the 364-Day Credit Agreement dated as of April 26, 2001, as amended by the First Amendment to 364-Day Credit Agreement dated as of May 30, 2001, the Second Amendment to 364-Day Credit Agreement dated as of April 25, 2002, and the Third Amendment to 364-Day Credit Agreement dated as of April 24, 2003 (the "Third Amendment") (such Credit Agreement, as so amended, the "Credit Agreement"), by and among the Borrower, the Lenders party thereto, and Bank of America, N.A., as agent for the Lenders (the "Administrative Agent").

     This opinion is rendered to you pursuant to Section 4(b) of the Third Amendment. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

     In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of the following documents:

     1.   the Credit Agreement; and

     2.   the Third Amendment.

     The agreements specified in clauses (1) and (2) are collectively referred to as the "Agreements."

     In addition, I have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Borrower, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinions

                                       A-1                             Exhibit A
set forth herein that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Borrower and upon the representations and warranties of the Borrower contained in the Agreements.

     I am licensed to practice law in the State of Illinois, and this opinion is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

1. The Borrower is a corporation validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

3. The Borrower has all requisite corporate power and authority to execute, deliver and perform the Agreements. The execution, delivery and performance by the Borrower of the Agreements have been duly authorized by all necessary corporate action on the part of the Borrower. The Borrower has duly executed and delivered the Agreements. An Illinois state court or a federal court sitting in the State of Illinois in a diversity action should, under conflicts of law principles observed by the courts of the State of Illinois, if properly presented with the issue, give effect to those provisions of the Agreements providing that the Agreements are to be governed by and construed in accordance with the law of the State of New York insofar as such provisions relate to the substantive laws of the State of New York and to the validity, nature, interpretation and effect of the Agreements, except (i) to the extent, if any, that federal law applies,
     (ii) to the extent procedural (as opposed to substantive) laws are involved, or (iii) to the extent that the applicable laws of New York violate a public policy of the State of Illinois.

4. The execution, delivery and performance by the Borrower of the Agreements will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Borrower, (ii) any of the terms, conditions or provisions of any material contractual obligation of the Borrower of which I am aware,
     (iii) any Illinois, Delaware corporate or federal requirement of law or
     (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority of which I am aware which is binding on the Borrower.

5. No consent, approval, waiver, license or authorization or other action by or filing with any Illinois, Delaware corporate or federal Governmental Authority of which I am aware is required in connection with the execution, delivery or performance by the Borrower of the Agreements.

                                       A-2                             Exhibit A

6. The borrowings by and other financial accommodations provided to the Borrower under the Agreements and the application of proceeds thereof as provided in the Credit Agreement will not violate Regulation U or X of the Board.

7. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8. To my knowledge, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any governmental authority, pending or overtly threatened against the Borrower
     (i) with respect to any Agreement or challenging any of the Lenders' or the Administrative Agent's rights or remedies thereunder or (ii) which is reasonably likely to be adversely determined and, if so determined, would be reasonably likely to materially adversely affect the ability of the Borrower to perform its obligations under the Agreements.

     My opinion in Paragraph 4(iii) is based upon my review of those requirements of law which in my experience are normally applicable to or normally relevant in connection with transactions of the type provided for in the Agreements. For purposes of my opinion in the last sentence of Paragraph 3, I have assumed that New York law bears a reasonable relationship to the transactions contemplated by the Agreements.

     The opinions expressed herein are effective only as of the date of this opinion letter. I do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and I assume no responsibility for advising you of (i) any change with respect to any matter described in this opinion letter or (ii) the discovery subsequent to the date of this opinion letter of factual information not previously known to me pertaining to events occurring prior to the date of this opinion letter.

     This opinion letter is rendered solely to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other Person (other than your successors and permitted assigns under the Credit Agreement) for any purpose, without in each case my prior written consent.

                                Very truly yours,


                                ----------------------

                                       A-3                             Exhibit A

                                    EXHIBIT B

                   FORM OF OPINION OF MAYER, BROWN, ROWE & MAW

             , 2003
-------------

Bank of America, N.A.
   and each of the other financial
   institutions that is a party to the
   Credit Agreement referred to below
c/o Bank of America, N.A., as Administrative Agent
901 Main Street
Dallas, Texas 75202

Ladies and Gentlemen:

     We have acted as special New York counsel for FMC Technologies, Inc., a Delaware corporation (the "Borrower"), in connection with the 364-Day Credit Agreement dated as of April 26, 2001, as amended by the First Amendment to 364-Day Credit Agreement dated as of May 30, 2001, the Second Amendment to 364-Day Credit Agreement dated as of April 25, 2002, and the Third Amendment to 364-Day Credit Agreement dated as of April 24, 2003 (the "Third Amendment") (such Credit Agreement, as so amended, the "Credit Agreement") among the Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion letter is being rendered to you at the request of our clients pursuant to the requirements of the Third Amendment.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Credit Agreement, (ii) the Third Amendment, and
(iii) such documents, corporate records, certificates of public officials and of officers and representatives of the Borrower and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for purposes of this opinion letter. Except as described in the foregoing sentence, we have not undertaken any independent investigation of any factual matters which might be relevant to this opinion letter and we have made no independent investigation of the records of, or other matters relating to, the Borrower or any other Person.

     For the purposes of this opinion letter, we have assumed that all items submitted to us as originals are complete and authentic and all signatures thereon are genuine, and all items submitted to us as copies are complete and conform to the originals. We have also assumed, with your permission and without independent investigation of any kind, the following: (i) the Borrower has been duly incorporated and is validly existing and is in good standing under the laws of the State of Delaware; (ii) the Borrower has the corporate power and authority to execute, deliver and perform its obligations under the Third Amendment and the Credit Agreement; (iii) the Borrower has the corporate power and authority to execute, deliver and perform its obligations under the Third Amendment and the Credit Agreement; (iv) the Borrower has taken all corporate action required to duly authorize the execution, delivery and performance by it of the Third Amendment and the Credit Agreement; (v) the Third Amendment and the Credit Agreement have been duly authorized, executed and delivered by the Borrower, (vi) the Third Amendment and the Credit Agreement are the legal, valid and binding obligations of each party thereto (other than the Borrower) enforceable against each such party in accordance with its terms; (vii) the execution, delivery and performance of the Third Amendment and the Credit Agreement by the Borrower (a) are in accordance with (and do not conflict with) the laws of the State of Delaware, (b) do not violate or contravene the organizational documents or by-laws of the Borrower, and (c) do not violate or contravene any provision of any agreement or contract applicable to or binding upon the Borrower; and (viii) there are no agreements or understandings among the parties, written or oral, and no usage of trade or course of prior dealing among the parties which would, in either case, define, supplement or qualify the terms of the Third Amendment or Credit Agreement.

     Upon the basis of the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that:

     1. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms.

     2. The Third Amendment constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms.

     Our opinions set forth above are subject to the following qualifications:

     (a) We express no opinion as to any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality, or similar political subdivision of the State of New York or any agency or instrumentality thereof, and we express no opinion as to any law to which the Borrower may be subject solely as a result of your legal or regulatory status or as to any insurance law or any federal or state securities or "blue sky" law. Members of our Firm are admitted to practice law in the State of New York and we express no opinion on any law other than the laws of the State of New York and the Federal law of the United States to the extent specifically set forth herein.

     (b) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and by limitations on the availability of specific performance, injunctive relief or other equitable remedies.

     (c)  We express no opinion as to:

               (i) obligations relating to indemnification, contribution or exculpation of costs, expenses or liabilities which contravene public policy;

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

               (ii) the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default;

               (iii) any agreement by the Borrower to the subject matter jurisdiction of a United States federal court, to the waiver of the right to jury trial or to be served with process by service upon a designated third party;

               (iv) any agreement by the Borrower purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum;

               (v) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein the enforcement of the Third Amendment or the Credit Agreement may be sought that limits the rates of interest, fees or other charges legally chargeable or collectible;

               (vi) any provision of the Third Amendment or the Credit Agreement
          (A) restricting access to legal or equitable remedies, (B) relating to severability or similar clauses, (C) providing that the Third Amendment or the Credit Agreement may only be amended, modified or waived in writing, (D) stating that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (E) purporting to establish an evidentiary standard for determinations by the Lenders or the Administrative Agent or (F) purporting to convey rights to Persons other than parties to the Third Amendment or the Credit Agreement;

               (vii) whether any court outside the State of New York would honor the choice of New York law as the governing law of the Third Amendment and the Credit Agreement; or

               (viii) Section 10.09 of the Credit Agreement.

     The opinions expressed herein are effective only as to the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and we assume no responsibility for advising you of (i) any changes with respect to any matters described in this opinion letter or (ii) the discovery subsequent to the date of this opinion letter of factual information not previously known to us pertaining to the events occurring prior to the date of this opinion letter.

     This opinion letter is rendered solely to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other Person (other than your successors and permitted assigns under the Credit Agreement) for any purpose, without in each case our prior written consent.

Very truly yours,


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